Exhibit 99.1

NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS

FISCAL 2021 Q4 HIGHLIGHTS

•	Net sales of $831.0 million, an increase of 11.1% YoY (12.9% increase on an average daily sales basis)
•	Average daily sales growth of roughly 500 basis points above Industrial Production Index
•	Operating income of $91.2 million, or $96.9 million excluding restructuring and other charges[1]
•	Operating margin of 11.0%, or 11.7% excluding restructuring and other charges[1]
•	Diluted EPS of $1.18 vs. $0.94 in the prior fiscal year quarter
•	Adjusted diluted EPS of $1.26 vs. $1.09 in the prior fiscal year quarter[1]
•	Repurchased 231,000 shares during the fiscal quarter

FISCAL 2021 HIGHLIGHTS

•	Net sales of $3.2 billion, an increase of 1.6% YoY
•	Operating income of $301.8 million, or $371.8 million excluding write-downs, restructuring and other charges[1]
•	Operating margin of 9.3%, or 11.5% excluding the adjustments described above[1]
•	Diluted EPS of $3.87 vs. $4.51 in the prior fiscal year
•	Adjusted diluted EPS of $4.81 vs. $4.74 in the prior fiscal year[1]

MELVILLE, NY and DAVIDSON, NC, OCTOBER 20, 2021 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), "MSC" or the "Company," a leading North American distributor of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2021 fourth quarter and full year ended August 28, 2021. The fiscal 2021 fourth quarter had one less selling day compared to the prior fiscal year quarter.

Financial Highlights[2]	FY21 Q4		FY20 Q4		Change	FY21		FY20		Change
Net Sales	$831.0		$747.7		11.1%	$3,243.2		$3,192.4		1.6%
Income from Operations	$91.2		$72.9		25.1%	$301.8		$350.7		-14.0%
Operating Margin	11.0%		9.8%			9.3%		11.0%
Net Income attributable to MSC	$65.9		$52.5		25.6%	$216.9		$251.1		-13.6%
Diluted EPS	$1.18	[3]	$0.94	[4]	25.5%	$3.87	[3]	$4.51	[4]	-14.2%

Adjusted Financial Highlights[1,2]	FY21 Q4		FY20 Q4		Change	FY21		FY20		Change
Net Sales	$831.0		$747.7		11.1%	$3,243.2		$3,192.4		1.6%
Income from Operations	$96.9		$84.1		15.2%	$371.8		$367.8		1.1%
Operating Margin	11.7%		11.2%			11.5%		11.5%
Net Income attributable to MSC	$70.4		$61.0		15.4%	$269.9		$263.9		2.3%
Diluted EPS	$1.26	[3]	$1.09	[4]	15.6%	$4.81	[3]	$4.74	[4]	1.5%

1 Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.

3 Based on 55.9 million and 56.1 million diluted shares outstanding for FY21 Q4 and FY21, respectively.

4 Based on 55.8 million and 55.6 million diluted shares outstanding for FY20 Q4 and FY20, respectively.

Erik Gershwind, President and Chief Executive Officer, said, “I am pleased with the progress against our long range targets. Our rate of market share capture continues to build. Our fiscal fourth quarter average daily sales growth rate of 12.9% was approximately 500 basis points above the Industrial Production Index.  Fueled by the execution of our five growth drivers, our non-safety and non-janitorial product lines grew 20% during our fiscal fourth quarter.”

Kristen Actis-Grande, Executive Vice President and Chief Financial Officer, added, "In addition to revenue growth, I am encouraged by several aspects of our fiscal fourth quarter performance. We responded to a robust inflationary environment with pricing actions that enabled us to largely offset the seasonal headwinds in gross margins. As a result, our gross margin was up 40 basis points over the prior fiscal year. In addition, strong execution of our Mission Critical initiatives resulted in additional savings of $11  million and investments of $8 million. All of that resulted in fiscal fourth quarter adjusted EPS of $1.26, reflecting 15.6% growth over the prior fiscal year.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS

Gershwind concluded, “Looking ahead to fiscal 2022, we target growing at least 300 basis points above the Industrial Production Index and holding gross margins roughly flat once again. For our Mission Critical program, we expect to save an additional $25 million and invest an additional $15 million. Despite the additional supply chain and labor challenges, we still expect to achieve incremental margins of 20% in our likely growth scenarios. Furthermore, we remain on track to achieve our longer term goals of growing sales 400 basis points above the Industrial Production Index and returning ROIC to the high teens by the end of fiscal 2023.”

Conference Call Information

MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2021 fourth quarter and full year results. The call, accompanying slides, and other operational statistics may be accessed at: http://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until October 27, 2021.

The Company’s reporting date for fiscal 2022 first quarter results is scheduled for December 22, 2021.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(336) 817-2131

About MSC Industrial Supply Co.

MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 1.9 million products, inventory management and other supply chain solutions, and deep expertise from 80 years of working with customers across industries. Our experienced team of more than 6,500 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements:

Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about the future impact of COVID-19 on our business operations, results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include the following, many of which are and will be amplified by the COVID-19 pandemic: the impact of the COVID-19 pandemic on our sales, operations and supply chain; general economic conditions in the markets in which we operate, including conditions resulting from the COVID-19 pandemic; changing customer and product mixes; competition, including the adoption by competitors of aggressive pricing strategies and sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans, including our transition from being a spot-buy supplier to a mission-critical partner to our customers; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; the retention of key personnel; volatility in commodity and energy prices; the credit risk of our customers, including changes in credit risk as a result of the COVID-19 pandemic; the risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, in particular personal protective equipment or “PPE” products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages, labor shortages or other business interruptions (including those due to extreme weather conditions or as a result of the COVID-19 pandemic) at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information technology systems, or violations of data privacy laws; the retention of qualified sales and customer service personnel and metalworking specialists; the risk of loss of key suppliers or contractors or key brands or supply chain disruptions, including due to import restrictions resulting from the COVID-19 pandemic; changes to governmental trade policies, including the impact from significant import restrictions or tariffs; risks related to opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities; the interest rate uncertainty due to the London InterBank Offered Rate (“LIBOR”) reform; the failure to comply with applicable environmental, health and safety laws and regulations, including government action in response to the COVID-19 pandemic, and other laws applicable to our business; the outcome of government or regulatory proceedings or future litigation; goodwill and intangible assets recorded resulting from our acquisitions could be impaired; our common stock price may be volatile due to factors outside of our control; and our principal shareholders exercise significant control over us, which may result in our taking actions or failing to take actions which our other shareholders do not prefer. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the U.S. Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Consolidated Balance Sheets

(In thousands)

	August 28,	August 29,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$40,536	$125,211
Accounts receivable, net of allowance for credit losses	560,373	491,743
Inventories	624,169	543,106
Prepaid expenses and other current assets	89,167	77,710
Total current assets	1,314,245	1,237,770
Property, plant and equipment, net	298,416	301,979
Goodwill	692,704	677,579
Identifiable intangibles, net	101,854	104,873
Operating lease assets	49,011	56,173
Other assets	5,885	4,056
Total assets	$2,462,115	$2,382,430

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$202,433	$122,248
Current portion of operating lease liabilities	13,927	21,815
Accounts payable	186,330	125,775
Accrued expenses and other current liabilities	159,238	138,895
Total current liabilities	561,928	408,733
Long-term debt including obligations under finance leases	583,616	497,018
Noncurrent operating lease liabilities	36,429	34,379
Deferred income taxes and tax uncertainties	108,827	121,727
Other noncurrent liabilities	9,443	—
Total liabilities	1,300,243	1,061,857
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	48	47
Class B Common Stock	9	10
Additional paid-in capital	740,867	690,739
Retained earnings	532,315	749,515
Accumulated other comprehensive loss	(17,984)	(21,418)
Class A treasury stock, at cost	(104,384)	(103,948)
Total MSC Industrial shareholders’ equity	1,150,871	1,314,945
Noncontrolling interest	11,001	5,628
Total shareholders' equity	1,161,872	1,320,573
Total liabilities and shareholders’ equity	$2,462,115	$2,382,430

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Consolidated Statements of Income

(In thousands, except per share data)

	(Unaudited)
	Quarters Ended		Fiscal Years Ended
	August 28,	August 29,	August 28,	August 29,
	2021	2020	2021	2020
Net sales	$831,031	$747,732	$3,243,224	$3,192,399
Cost of goods sold	482,056	436,620	1,909,709	1,849,077
Gross profit	348,975	311,112	1,333,515	1,343,322
Operating expenses	253,312	227,034	994,468	975,553
Impairment loss, net	—	—	5,886	—
Restructuring costs	4,449	11,158	31,392	17,029
Income from operations	91,214	72,920	301,769	350,740
Other income (expense):
Interest expense	(3,878)	(4,556)	(14,510)	(16,673)
Interest income	14	82	66	333
Other income (expense), net	(670)	359	1,054	(150)
Total other expense	(4,534)	(4,115)	(13,390)	(16,490)
Income before provision for income taxes	86,680	68,805	288,379	334,250
Provision for income taxes	20,803	16,169	70,442	82,492
Net income	65,877	52,636	217,937	251,758
Less: Net income (loss) attributable to noncontrolling interest	(57)	140	1,030	641
Net income attributable to MSC	$65,934	$52,496	$216,907	$251,117
Per share data attributable to MSC:
Net income per common share:
Basic	$1.19	$0.94	$3.89	$4.53
Diluted	$1.18	$0.94	$3.87	$4.51
Weighted average shares used in computing net income per common share:
Basic	55,509	55,585	55,737	55,472
Diluted	55,903	55,763	56,093	55,643

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Consolidated Statements of Comprehensive Income

(In thousands)

	Fiscal Years Ended
	August 28,	August 29,
	2021	2020
Net income, as reported	$217,937	$251,758
Other comprehensive income, net of tax:
Foreign currency translation adjustments	3,852	1,016
Comprehensive income	221,789	252,774
Comprehensive income attributable to noncontrolling interest:
Net (income) loss	(1,030)	(641)
Foreign currency translation adjustments	(418)	342
Comprehensive income attributable to MSC	$220,341	$252,475

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Consolidated Statements of Cash Flows

(In thousands)

	Fiscal Years Ended
	August 28,	August 29,
	2021	2020
Cash Flows from Operating Activities:
Net income	$217,937	$251,758
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,846	69,079
Non-cash operating lease cost	18,578	22,696
Stock-based compensation	17,721	16,932
Loss on disposal of property, plant and equipment	563	802
Inventory write-down	30,091	—
Operating lease and fixed asset impairment due to restructuring	16,335	—
Provision for credit losses	8,181	11,008
Deferred income taxes	(13,611)	7,719
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	(73,041)	36,772
Inventories	(107,037)	16,462
Prepaid expenses and other current assets	(10,141)	(11,540)
Operating lease liabilities	(33,312)	(22,184)
Other assets	(1,055)	2,809
Accounts payable and accrued liabilities	84,407	(5,574)
Total adjustments	6,525	144,981
Net cash provided by operating activities	224,462	396,739
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(53,746)	(46,991)
Cash used in business acquisitions, net of cash acquired	(22,000)	(2,286)
Net cash used in investing activities	(75,746)	(49,277)
Cash Flows from Financing Activities:
Repurchases of common stock	(71,261)	(3,444)
Payments of regular cash dividends	(167,299)	(166,537)
Payment of special cash dividend	(195,351)	(277,634)
Proceeds from sale of Class A Common Stock in connection with associate stock purchase plan	4,136	4,140
Proceeds from exercise of Class A Common Stock options	29,667	13,687
Borrowings under credit facilities	583,500	1,012,200
Payments under credit facilities	(399,200)	(916,000)
Contributions from noncontrolling interest	100	104
Proceeds from other long-term debt	4,750	100,000
Payments under Shelf Facility Agreements and Private Placement Debt	(20,000)	(20,000)
Payments on finance lease and financing obligations	(2,584)	(2,189)
Other, net	(205)	1,055
Net cash used in financing activities	(233,747)	(254,618)
Effect of foreign exchange rate changes on cash and cash equivalents	356	81
Net increase (decrease) in cash and cash equivalents	(84,675)	92,925
Cash and cash equivalents – beginning of period	125,211	32,286
Cash and cash equivalents – end of period	$40,536	$125,211
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$73,116	$68,929
Cash paid for interest	$13,995	$14,973

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS

Non-GAAP Financial Measures

•	Results Excluding Impairment Loss (Loss Recovery), Restructuring Costs, Inventory Write-downs Relating to Certain PPE Inventory, Legal and Acquisition Costs, and Other Related Costs and Tax Effects

To supplement MSC’s unaudited and audited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude impairment losses (loss recovery), restructuring costs, inventory write-downs related to certain PPE inventory, legal and acquisition costs, and other related costs and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measures.

In calculating non-GAAP financial measures, we exclude impairment losses (loss recovery), restructuring costs, inventory write-downs related to certain PPE inventory, legal and acquisition costs, and other related costs and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparison with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended August 28, 2021
(dollars in thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC	Restructuring Costs	Legal and Acquisition Costs(1)	Adjusted Total MSC
Net Sales	$831,031	$-	$-	$831,031

Cost of Goods Sold	482,056	-	-	482,056

Gross Profit	348,975	-	-	348,975
Gross Margin	42.0%	-	-	42.0%

Operating Expenses	253,312	-	1,199	252,113
Operating Exp as % of Sales	30.5%	-	0.1%	30.3%

Restructuring Costs	4,449	4,449	-	-

Income from Operations	91,214	(4,449)	(1,199)	96,862
Operating Margin	11.0%	-0.5%	-0.1%	11.7%

Total Other Expense	(4,534)	-	-	(4,534)

Income before provision for income taxes	86,680	(4,449)	(1,199)	92,328

Provision for income taxes	20,803	(922)	(249)	21,974
Net income	65,877	(3,527)	(950)	70,354
Net income attributable to noncontrolling interest	(57)	-	-	(57)
Net income attributable to MSC	$65,934	$(3,527)	$(950)	$70,411

Net income per common share:
Diluted	$1.18	$(0.06)	$(0.02)	$1.26

(1)Legal and acquisition costs incurred during the fourth fiscal quarter includes $180 related to the impairment of prepaid PPE and 1,019 related to the acquisitions of Wm. F. Hurst Co., LLC and the outsourcing and logistics business of TAC Insumos Industriales, S. de R.L. de C.V. and certain of its affiliates.

*Individual amounts may not agree to the total due to rounding

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Year Ended August 28, 2021
(dollars in thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability				Non-GAAP Financial Measure
	Total MSC	Inventory Write-down	Restructuring Costs	Impairment Loss, net	Legal and Acquisition Costs(1)	Adjusted Total MSC
Net Sales	$3,243,224	$-	$-	$-	$-	$3,243,224

Cost of Goods Sold	1,909,709	30,091	-	-	-	1,879,618

Gross Profit	1,333,515	(30,091)	-	-	-	1,363,606
Gross Margin	41.1%	-0.9%	-	-	-	42.0%

Operating Expenses	994,468	-	-	-	2,620	991,848
Operating Exp as % of Sales	30.7%	-	-	-	0.1%	30.6%

Impairment Loss, net	5,886	-	-	5,886	-	-

Restructuring Costs	31,392	-	31,392	-	-	-

Income from Operations	301,769	(30,091)	(31,392)	(5,886)	(2,620)	371,758
Operating Margin	9.3%	-0.9%	-1.0%	-0.2%	-0.1%	11.5%

Total Other Expense	(13,390)	-	-	-	-	(13,390)

Income before provision for income taxes	288,379	(30,091)	(31,392)	(5,886)	(2,620)	358,368
						-
Provision for income taxes	70,442	(7,309)	(7,625)	(1,430)	(636)	87,442
Net income	217,937	(22,782)	(23,767)	(4,456)	(1,984)	270,926
Net income attributable to noncontrolling interest	1,030	-	-	-	-	1,030
Net income attributable to MSC	$216,907	$(22,782)	$(23,767)	$(4,456)	$(1,984)	$269,896

Net income per common share:
Diluted	$3.87	$(0.41)	$(0.42)	$(0.08)	$(0.04)	$4.81

(1) Legal and acquisition costs incurred during fiscal year 2021 include $1,601 related to the impairment of prepaid PPE and $1,019 related to the acquisitions of Wm. F. Hurst Co., LLC and the outsourcing and logistics business of TAC Insumos Industriales, S. de R.L. de C.V. and certain of its affiliates.

*Individual amounts may not agree to the total due to rounding

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks and Year Ended August 29, 2020
(dollars in thousands, except percentages and per share data)

	GAAP Financial Measure			Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC			Restructuring Costs			Adjusted Total MSC
	Thirteen Weeks Ended	Year Ended		Thirteen Weeks Ended	Year Ended		Thirteen Weeks Ended	Year Ended
	August 29, 2020	August 29, 2020		August 29, 2020	August 29, 2020		August 29, 2020	August 29, 2020
Net Sales	$747,732	$3,192,399		$	$		$747,732	$3,192,399
ADS Growth %	(12.7)%	(5.1)%		-	-		(12.7)%	(5.1)%

Cost of Goods Sold	436,620	1,849,077		-	-		436,620	1,849,077

Gross Profit	311,112	1,343,322		-	-		311,112	1,343,322
Gross Margin	41.6%	42.1%		-	-		41.6%	42.1%

Operating Expenses	227,034	975,553		-	-		227,034	975,553
Operating Exp as % of Sales	30.4%	30.6%		-	-		30.4%	30.6%

Restructuring Costs	11,158	17,029	(1)	11,158	17,029	(1)	-	-

Income from Operations	72,920	350,740		(11,158)	(17,029)		84,078	367,769
Operating Margin	9.8%	11.0%		-1.5%	-0.5%		11.2%	11.5%

Total Other Expense	(4,115)	(16,490)		-	-		(4,115)	(16,490)

Income before provision for income taxes	68,805	334,250		(11,158)	(17,029)		79,963	351,279

Provision for income taxes	16,169	82,492		(2,622)	(4,206)		18,791	86,698
Net income	52,636	251,758		(8,536)	(12,823)		61,172	264,581
Net income attributable to noncontrolling interest	140	641		-	-		140	641
Net income attributable to MSC	$52,496	$251,117		$(8,536)	$(12,823)		$61,032	$263,940

Net income per common share:
Diluted	$0.94	$4.51		$(0.15)	$(0.23)		$1.09	$4.74

(1)Restructuring costs were incurred in each fiscal quarter as follows: $2,571 in fiscal Q1, $1,941 in fiscal Q2, $1,359 in fiscal Q3, and $11,158 in fiscal Q4.

*Individual amounts may not agree to the total due to rounding